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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 4, 2002, except for the third paragraph Note J as to which the date is June 3, 2002, accompanying the financial statements of Intelligent Systems Software, Inc. contained in the Form 8-K of icad, inc.(formerly, Howtek, Inc.). We consent to the incorporation by reference of the aforesaid report in the Registration Statement on Form S-8 of icad, inc. (formerly, Howtek, Inc.) (file no. 33-72534).

/s/ Grant Thornton LLP
Fort Lauderdale, Florida
July 15, 2002